THE LinDE GROUP CONVENIENCE TRANSLATION page 7, Plan Conditions, Tranche 2016 (2) The adjustment pursuant to § 5 para. 1 shall be calculated by Linde. Linde shall announce the adjusted Option Ratio, the adjusted number of Self-Financed Investment Shares and the reference date from which only the adjusted Option Ratio shall apply, in accordance with § 13. (3) Fractions of shares shall not be delivered. In the event that the aforementioned adjustment results in frac- tions of shares, the number of Linde Shares to be granted shall be determined by rounding based on com- mercial principles. Fractions of shares not taken into account shall neither be compensated in cash nor otherwise. (4) Linde shall have the right to terminate the Option Rights with six months notice if Linde pursues another legal form, merges with another Company, transfers all or substantially all of its assets to another Company or otherwise undergoes substantial restructuring measures. The same applies if a shareholder or a group of shareholders of Linde gains control of Linde within the meaning of sec. 29 para. 2 in conjunction with sec. 30 of the German Securities Acquisition and Takeover Act (Wertpopiererwerbs- und Übernahmegesetz WpÜG). Upon such termination the Option Beneficiary shall be entitled to a cash compensation per Option Right the amount of which shall be determined in good faith (nach billigem Ermessen) by Linde. In such de- termination, the degree of the achievement of the Performance Targets as per the date of termination, the elapsed time of the Waiting Period up to the ter ination notice, the market capitalization and the business prospects of Linde, as they where expected to develop without taking into consideration the circumstances triggering the termination shall be taken into consideration. (5) The provisions of this § 5 shall apply to Matching Shares Rights mutatis mutandis provided that the number of Self-financed Investment Shares for which Matching Shares Rights shall be granted shall be adjusted in the same ratio as the Option Ratio pursuant to § 5 para 1, regardless of the number of Linde Shares the Op¬ tion Beneficiary holds as self-financed Investment. § 6 Preconditions for Exercise I: Waiting Period and Exercise Period (1) The Option Rights may be exercised, subject to § 7 below, at the earliest four years after they have been issued, i.e. at the earliest on 1 June 2020 ("Waiting Period ). (2) The Option Rights may be exercised within a period of twelve months after the end of the Waiting Period ("Exercise Period"). Thus, the last date on which the Option Rights can be exercised is 31 May 2021. The Option Beneficiaries may not exercise the options during the lock-up periods: 30 calendar days before through one day after the publication of quarterly results or results for the first six months, the last two weeks before the end of a financial year through one day after the publication of the results of the respec- tive financial year and the period starting 14 weeks before through the third banking day after the annual general meeting of Linde. The periods between the lock-up periods where the Option Beneficiary may ex¬ ercise the Option Rights are the "Exercise Times . (3) Regardless of the lock-up periods (§ 6 para 2), the Option Beneficiaries shall obey potential statutory or Linde internal prohibitions or Statements (in particular with respect to insider information) when exercising the Option Rights. ,